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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                                IMMUNOGEN, INC.,
                      BIOTECHNOLOGY VENTURE PARTNERS, L.P.,
                         BIOTECHNOLOGY VALUE FUND, L.P.,
                         BIOTECHNOLOGY VALUE FUND, LTD.
                                       AND
                              INVESTMENT 10, L.L.C.



     This FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (the "Agreement") made on the 10th day of December, 1997 by and among ImmunoGen, Inc., a Massachusetts corporation (the "Company"), Biotechnology Venture Partners, L.P. ("BVP"), a Delaware limited partnership, Biotechnology Value Fund, L.P. ("BVF 1"), a Delaware limited partnership, Biotechnology Value Fund, Ltd. ("BVF 2"), a Cayman Island corporation and Investment 10, L.L.C. ("I10"), an Illinois limited liability company (collectively BVP, BVF 1, BVF 2 and I10 are referred to as the "Investor") is made as of the 18th day of March, 1998 (this "Amendment").

     WHEREAS, the Company desires to issue and sell to Investor and Investor desires to acquire shares (the "Preferred Shares") of the Company's Series E convertible preferred stock, par value $.01 per share, convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and having the designations, powers, preferences, and other terms set forth on EXHIBIT A to the Agreement;

     WHEREAS, the Company desires to issue and sell to Investor and Investor desires to acquire common stock purchase warrants substantially in the form of EXHIBIT B to the Agreement (each, a "Warrant" and collectively, the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Warrant Shares"); and

     WHEREAS, the Company and the Investor desire to amend the terms concerning the closings for the above-referenced transactions.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. SECTION 1.4. Section 1.4 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

        PAYMENT. The Investor agrees to make payment of $1,000,000, $500,000 and $1,500,000 for the 800, 400 and 1,200 Preferred Shares being delivered at the Initial Closing,


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Second Closing and Final Closing (each as hereinafter defined), respectively, by certified check or wire transfer on the applicable Closing Date to an account specified by the Company.

     2. SECTION 2.1. Section 2.1 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

        CLOSING. Subject to the satisfaction of the conditions set forth in Articles VI and VII hereof, (i) the initial closing for $1,000,000 (the "Initial Closing") shall take place at a place and time (the "Initial Closing Date") mutually agreed by the Company and the Investor, but in any event no later than December 10, 1997; (ii) the second closing for $500,000 (the "Second Closing") shall take place (the "Second Closing Date") within three (3) business days after the Company delivers to BVF, Inc. (the "BVF Representative") * and (iii) the final closing (the "Final Closing") for $1,500,000 shall take place (the "Final Closing Date") within three (3) business days after * . Unless stated otherwise, as hereinafter used the terms Initial Closing, Second Closing and Final Closing shall be referred to as the "Closing" and the Initial Closing Date, Second closing Date and Final Closing Date shall be referred to as the "Closing Date." At each Closing, (a) the Company shall deliver to the Investor one or more stock certificates registered in their names for an aggregate of 800, 400 and 1,200 Preferred Shares, respectively, against payment to the Company of the purchase price therefor pursuant to Section 1.4, and (b) the Company shall deliver to the Investor the applicable portion of the Warrant registered in their name to purchase the number of shares indicated therein.

     3. SECTION 8.2 Section 8.2(b) of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

        The Investor, jointly and severally, agrees to indemnify the Company and its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by the Investor in this Agreement; provided, however, that in no event shall the Investor's liability under this Section 8.2(b) for failure to make the payments required by Section 1.4 exceed the difference between (i) $3 million and (ii) the aggregate amount of payments made by the Investor pursuant to Section 1.4; and

     4. SECTION 9.2 Section 9.2 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:


--------------------------

*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.


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        ENTIRE AGREEMENT. This Agreement, including amendments hereto, exhibits, or other documents referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     5. SECTION 9.14. Section 9.14 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

        FURTHER ASSURANCES. In case at any time after any Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Investor will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII).

     6. SCHEDULE 3.4. Schedule 3.4 of the Agreement is hereby deleted in its entirety and shall be amended to read as follows:

        GOVERNMENTAL CONSENTS, ETC. ImmunoGen will file a Form D with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, following the Initial Closing.

     7. EFFECT OF AMENDMENT. The Agreement, as amended hereby, is ratified and confirmed, and the undersigned agree and acknowledge that the Agreement as so amended remains in full force and effect.

     8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the undersigned hereto have executed this Amendment as of the date first above written.

                                             IMMUNOGEN, INC.

                                             By: /s/ Mitchel Sayare
                                                -------------------
                                             Name: Mitchel Sayare
                                             Title: Chief Executive Officer


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                                 BIOTECHNOLOGY VENTURE
                                 PARTNERS, L.P.

                                 By: BVF Partners L.P., its general partner

                                 By: BVF, Inc. its general partner


                                 By: /s/ Mark N. Lampert
                                    ---------------------------------
                                    Mark N. Lampert, President

                                 BIOTECHNOLOGY VALUE FUND, L.P.

                                 By: BVF Partners L.P., its general partner

                                 By: BVF, Inc. its general partner


                                 By: /s/ Mark N. Lampert
                                    ---------------------------------
                                    Mark N. Lampert, President

                                 BIOTECHNOLOGY VALUE FUND,
                                          LTD.


                                 By: /s/ Mark N. Lampert
                                    ---------------------------------
                                    Mark N. Lampert, Director

                                 INVESTMENT 10 L.L.C.

                                 By:  Grosvenor Multi-Strategy Fund, L.P.,
                                 its Member

                                 By:  Grosvenor Capital Management, L.P.,
                                 its general partner

                                 By:  Grosvenor Capital Management, Inc.,
                                 its general partner


                                  /s/ Paul Meister
                                 ------------------------------------
                                 Paul Meister, Vice President



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